EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121389, 333-50976, 333-50974, 333-155044, 333-188482, 333-201871, and 333-221665, 333-288868, and 333-288866) and Form S-3 (Nos. and 333-286947, 333-290672 and 333-291717) of LightPath Technologies, Inc. of our report dated September 10, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Troy, MI

September 10, 2026